UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2004

JOSTENS HOLDING CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112055	90-0207875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 American Boulevard West Minneapolis, Minnesota		55432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 830-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 10, 2004, Jostens Holding Corp. (“JHC”) entered into a purchase agreement with TBAC LLC, a Delaware limited liability company, (the “Buyer”) for the sale by JHC of the Citation CJ2 aircraft owned by JHC for sale consideration of $5,050,000.  The estimated date of closing is on or before December 20, 2004, subject to certain pre-sale inspections.  Concurrent with closing, JHC will repay a Note in favor of Fleet Capital Leasing, which is secured by the aircraft (the “Fleet Note”), in the approximate amount of $3,904,830, including prepayment penalties; upon receipt of such funds, the Fleet Note will be terminated and Fleet Capital Leasing will release its security interests in the aircraft.  A lease of the aircraft by JHC to its subsidiary, Jostens, Inc., will be terminated at closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOSTENS HOLDING CORP.

Date: December 14, 2004	/s/ Paul B. Carousso
Paul B. Carousso

Vice President, Finance